Exhibit 99.1

Bronco Drilling Company, Inc. Announces Monthly Operating Results

OKLAHOMA CITY, March 10, 2011 (BUSINESS WIRE)—Bronco Drilling Company, Inc. (Nasdaq/GS:BRNC) announced today operational results for the month ended and as of February 28, 2011.

Utilization for the Company’s drilling fleet was 95% for the month of February compared to 96% for the month of January and 96% for the fourth quarter of 2010. The Company had an average of 24 marketed drilling rigs in February compared to 24 in January and 24 for the fourth quarter of 2010. The average dayrate on operating drilling rigs as of February 28, 2011 was $18,150 compared to $17,529 as of January 31, 2011 and $17,296 for the fourth quarter of 2010.

The Company cautions that several factors other than those discussed above may impact the Company’s operating results and that a particular trend regarding the factors above may or may not be indicative of the Company’s current or future financial performance.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The NASDAQ Global Select Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc.
Rig Status Report
as of February 28, 2011

							Est. Duration (2)
	Rig No.	Horsepower	Rig Type	Basin	Status (1)	Contract	Days	Date
1	6	650 hp	M	Anadarko	O	1 well
2	8	1000 hp	E	Bakken	O	Term	62	5/1/2011
3	10	1000 hp	E	Marcellus	O	8 wells
4	11	1000 hp	E	Marcellus	O	Term	185	9/1/2011
5	12	1500 hp	E	Bakken	O	Term	93	6/1/2011
6	14	1200 hp	E	Anadarko	O	4 wells
7	15	1200 hp	E	Bakken	O	Term	347	2/10/2012
8	16	1400 hp	E	Bakken	O	Term	1	3/1/2011
9	17	1700 hp	E	Anadarko	O	3 wells
10	20	1400 hp	E	Bakken	O	Term	468	6/10/2012
11	21	2000 hp	E	Eagle Ford	O	Term	119	6/27/2011
12	22	1000 hp	E	Bakken	O	Term	148	7/26/2011
13	23	1000 hp	E	Bakken	O	Term	243	10/29/2011
14	25	1500 hp	E	Anadarko	O	Term	185	9/1/2011
15	26	1200 hp	E	Eagle Ford	O	Term	139	7/17/2011
16	27	1500 hp	E	Bakken	O	Term	581	10/1/2012
17	28	1200 hp	E	Bakken	O	Term	428	5/1/2012
18	29	1500 hp	E	Woodford	O	Term	338	2/1/2012
19	37	1000 hp	E	Marcellus	O	Term	123	7/1/2011
20	56	1100 hp	M	Anadarko	O	1 well
21	57	1100 hp	M	Woodford	O	1 well
22	59	1000 hp	E	Bakken	O	Term	102	6/10/2011
23	62	1000 hp	M	Anadarko	O	1 well
24	77	1200 hp	M	Anadarko	O	Term	285	12/10/2011
25	97	850 hp	M	Anadarko	O	7 wells

M -	Mechanical	I - Idle
E -	Electric	O - Operating

1	Rigs classified as “operating” are under contract while rigs described as “idle” are not under contract but are being actively marketed and generally ready for service.

2	The estimated contract duration is derived from discussions with our customer regarding their current projection of the days remaining to complete the project.

Changes from the prior month are highlighted.
Cautionary Note Regarding Forward-Looking Statements
The information in this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, comments pertaining to estimated contract duration. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts or projects earlier than expected, operating hazards and other factors described in Bronco Drilling Company, Inc’s. Annual Report on Form 10-K filed with the SEC on March 15, 2010 and other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Bronco cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact:	Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com